EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2021-B29 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, KeyBank National Association, as Primary Servicer for the One SoHo Square Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the One SoHo Square Mortgage Loan, U.S. Bank Trust Company, National Association, as Trustee for the One SoHo Square Mortgage Loan, U.S. Bank National Association, as Custodian for the One SoHo Square Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the One SoHo Square Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for The Domain Mortgage Loan, KeyBank National Association, as Special Servicer for The Domain Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Domain Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Domain Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Domain Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for The Domain Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Domain Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the College Point Mortgage Loan, LNR Partners, LLC, as Special Servicer for the College Point Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the College Point Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the College Point Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the College Point Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the College Point Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the ExchangeRight Net Leased Portfolio #48 Mortgage Loan, LNR Partners, LLC, as Special Servicer for the ExchangeRight Net Leased Portfolio #48 Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the ExchangeRight Net Leased Portfolio #48 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the ExchangeRight Net Leased Portfolio #48 Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the ExchangeRight Net Leased Portfolio #48 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the ExchangeRight Net Leased Portfolio #48 Mortgage Loan, KeyBank National Association, as Primary Servicer for the HQ @ First Mortgage Loan, KeyBank National Association, as Special Servicer for the HQ @ First Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the HQ @ First Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the HQ @ First Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the HQ @ First Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the HQ @ First Mortgage Loan.

Dated: March 18, 2025

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)